Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Safety Insurance Group, Inc. of our report dated February 26, 2021, relating to the financial statements, and financial statement schedules which appear in the 2021 Annual Report to Shareholders, which is incorporated by reference in Safety Insurance Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP

Boston, MA

1/20/2023